                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
MARCH 11. 2004


                  COLLINS & AIKMAN ANNOUNCES RECORD SALES AND
                        FOURTH QUARTER FINANCIAL RESULTS

TROY, MICH. -- Collins & Aikman Corporation (C&A) (NYSE:CKC) today reported results for fourth quarter and year ended December 31, 2003. The company reported record fourth quarter 2003 net sales of $1.013 billion compared to $963 million in the fourth quarter of 2002, a 5% increase which mainly reflects sales from companies acquired in January 2003 along with improved currency impact. The company reported a loss of 14 cents per share from continuing operations in the fourth quarter of 2003, which included after-tax charges for restructuring and long-lived asset impairments of $16.7 million (or 20 cents per share). In the comparable 2002 quarter, the company had a loss of 4 cents per share, which included after-tax charges for restructuring and long-lived asset impairments of $13.0 million (or 16 cents per share).

Commenting on the company's fourth quarter operating results, David A. Stockman, C&A Chairman and CEO, stated, "We are pleased with the solid improvement in EBITDA performance, excluding restructuring and impairment charges. For the second consecutive quarter our results were up significantly from the prior year on a comparable basis. Additionally, the restructuring program that began in the third quarter is resulting in significant fixed cost savings as indicated by our year-over-year decline in selling, general and administrative expenses."

The fourth quarter 2003 pre-tax restructuring charge of $13.8 million included costs associated with the previously announced third quarter restructuring actions that would reduce the company's salaried workforce by almost 800 or 15%. This restructuring initiative and related actions are expected to reduce the company's fixed-cost structure by $80 million per year.

For the full-year 2003, the company reported sales of $3.98 billion compared to $3.89 billion for 2002. The company also reported a net loss available to common shareholders from continuing operations of $59.1 million or 71 cents per share, which included $49.9 million (or 60 cents per share) of after-tax charges for restructuring and long-lived asset impairments. For the comparable 2002 period, the net loss available to common shareholders from continuing operations was $87.6 million or $1.15 per share, which included after-tax charges for restructuring and long-lived asset impairments of $40.9 million (or 53 cents per share).

C&A's net debt, including outstandings under an off-balance sheet accounts receivable facility, was $1.346 billion at December 31, 2003.

Net Business Wins and Other Accomplishments

During the fourth quarter 2003, Collins & Aikman continued to achieve solid marketing progress by adding $200 million of annual newly booked business, bringing the year-to-date total to over $900 million in annualized revenues incepting with model year 2005. These figures are net of business being transitioned to other suppliers.

Wins for the quarter included one of the largest fabric contracts the company has received in recent history --- a contract to supply seat fabric to a North American OEM for multiple unnamed models. Wins also included numerous instrument panel, carpet and acoustic and interior trim programs. In particular, the company recently secured contracts to supply instrument panels and center consoles for multiple derivatives of a new crossover type vehicle.

EBITDA Discussion

EBITDA was $69.4 million for the fourth quarter of 2003, which was reduced by charges of $13.8 million for restructuring and $7.3 million for the impairment of long-lived assets. The fourth quarter 2002 EBITDA was $68.2 million, which was reduced by charges of $4.8 million for restructuring and $9.3 million for the impairment of long-lived assets. A reconciliation of our EBITDA, a non-GAAP financial measure, to U.S. GAAP loss from continuing operations, our most comparable GAAP figure, is set out in the attached EBITDA reconciliation schedule. The company believes that EBITDA is a meaningful measure of performance as it is commonly utilized in the industry to analyze operating performance. EBITDA should not be construed as income from operations, net income (loss) or cash flow from operating activities as determined by generally accepted accounting principles. Other companies may calculate EBITDA differently.

Completion of Previously Announced Audit Committee Inquiry

As separately announced today, the company's Audit Committee inquiry into certain assertions made by two former executives and related matters has been completed. The Audit Committee's inquiry extended into the following areas: (1) assertions regarding the company's accounting for revenue and tooling, (2) a comprehensive review of related party transactions and (3) certain corporate governance procedures. The primary findings of the Audit Committee include that
(1) it did not become aware of any events that would necessitate a restatement of any previously issued financial statements and (2) that all related party transactions had a legitimate business purpose, were negotiated fairly, and were intended to advance the interests of the company and not to benefit the related parties at the company's expense.

The Audit Committee, however, has made certain corporate governance and disclosure recommendations concerning related party transactions that are summarized in the company's separate press release.

The company intends to file amended Quarterly Reports on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003, to reflect the conclusion of the Audit Committee's inquiry and its recommendations, but, as indicated above, no restatement of any previously issued financial statements is required or being made. The 2003 Form 10-K is expected to include audited financial statements and the required CEO and CFO certifications under Sarbanes-Oxley.

The members of the company's Audit Committee are Robert C. Clark, the former Dean of the Harvard Law School, Marshall A. Cohen, counsel at Cassels Brock and Blackwell, a Canadian law firm, and former Senator Warren B. Rudman. The Audit Committee was advised by Davis Polk & Wardwell and an accounting expert, Alex Arcady, a retired partner from Ernst & Young LLP.

Commenting upon the completion of the Audit Committee's work, which began in August 2003, Mr. Stockman said, "The company is deeply grateful to the members of the Audit Committee and its advisors for their tireless work in examining these matters."

2004 Outlook

We estimate net sales for the full year 2004 will be $4.0 billion to $4.05 billion based on a 16.2 million NAFTA vehicle build and we expect operating income to be in the $225 million to $240 million range for 2004. EBITDA is expected to be in the $355 million to $370 million range. We anticipate that in 2004 net earnings will range between a breakeven and 10 cents per common share. All of these numbers exclude the impacts of any future restructuring or impairment charges. Capital spending is expected to be in the $145 million to $155 million range for 2004.

FASB Interpretation No. 46
The company is currently evaluating whether the recently revised FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," applies to certain of the company's previously-disclosed operating leases with a related party. The financial information contained in this release has been presented on the basis that FIN 46 is not applicable in this instance, but the company's Annual Report on Form 10-K will reflect its ultimate conclusion on this issue.

Management believes that, if FIN 46 is applicable, the resulting implementation will not have a material effect on the company's financial statements.

The company will hold a briefing with automotive institutional investors and security analysts, news media representatives and other interested parties, including its security holders, at 10:30 a.m. EST on Thursday, March 11, 2004 to discuss its fourth quarter and year-end results and other matters. To participate by phone, please dial (973) 582-2729. The briefing will also be audio webcast, on our website at: www.collinsaikman.com/investor/confcalls.html. A slide presentation will also be used in conjunction with this teleconference and will be available on the company's website.

Collins & Aikman Corporation is a leading global supplier of automotive interior components and systems, including: instrument panels, cockpit modules, flooring and acoustic systems, automotive fabric, and interior trim, as well as exterior trim and convertible roof systems. The company's current operations include 15 countries, more than 100 facilities and nearly 24,000 employees. Information about Collins & Aikman is available on the Internet at www.collinsaikman.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Collins & Aikman operates, fluctuations in the production of vehicles for which the company is a supplier, changes in the popularity of particular car models, labor disputes involving the company or its significant customers, changes in consumer preferences, dependence on significant automotive customers, the level of competition in the automotive supply industry, pricing pressure from automotive customers, the substantial leverage of the company and its subsidiaries, limitations imposed by the company's debt facilities, implementation of the reorganization plan, charges made in connection with the integration of operations acquired by the company, the risks associated with conducting business in foreign countries and other risks detailed from time-to-time in the company's Securities and Exchange Commission filings.

CONTACT:   J. MICHAEL STEPP                 ROBERT A. KRAUSE
           VICE CHAIRMAN & CFO              VICE PRESIDENT & TREASURER
           (248) 824-1520                   HEAD OF INVESTOR RELATIONS
           MIKE.STEPP@COLAIK.COM            (248) 733-4355
                                            ROBERT.KRAUSE@COLAIK.COM

                                       ###


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                          COLLINS & AIKMAN CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

----------------------------------------------------------------------------------------------------------------------------
                                                          THREE MONTHS ENDED                         YEAR ENDED
                                                             DECEMBER 31,                           DECEMBER 31,
                                                   ----------------------------------     ----------------------------------
                                                        2003               2002                2003               2002
                                                   ----------------   ---------------     ----------------   ---------------
                                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales                                       $   1,012.9           $   963.2           $   3,983.7           $   3,885.8

Cost of goods sold                                    898.3               835.4               3,539.5               3,367.7
                                                -----------           ---------           -----------           -----------
Gross profit                                          114.6               127.8                 444.2                 518.1
Selling, general and administrative
     expenses                                          63.1                77.7                 273.2                 293.5
Restructuring charges                                  13.8                 4.8                  40.6                  38.9
Impairment of long-lived assets                         7.3                 9.3                  28.4                  18.0
                                                -----------           ---------           -----------           -----------
Operating income                                       30.4                36.0                 102.0                 167.7

Net interest expense                                  (40.0)              (36.3)               (151.3)               (148.9)
Loss on sale of receivables                            (2.8)               (1.2)                 (7.3)                 (4.2)
Interest from subsidiary preferred
     stock dividends                                   (9.6)               (6.4)                (32.0)                (30.8)
Interest from subsidiary preferred
     stock accretion                                   (0.5)               (2.0)                 (5.3)                 (7.6)
Other income (expense), net                             9.0                 3.4                  32.9                 (10.0)
                                                -----------           ---------           -----------           -----------

Loss from continuing operations
   before income taxes                                (13.5)               (6.5)                (61.0)                (33.8)

Income tax benefit (expense)                            2.0                 3.4                   1.9                 (17.5)
                                                -----------           ---------           -----------           -----------

Loss from continuing operations                       (11.5)               (3.1)                (59.1)                (51.3)

Income from discontinued ops., net                      1.6                 -                     1.6                   9.5
Cumulative effect of change in
     accounting principle, net                          -                   -                     -                   (11.7)
                                                -----------           ---------           -----------           -----------

Net loss                                        $      (9.9)          $    (3.1)          $     (57.5)          $     (53.5)
Loss on redemption of subsidiary
     preferred stock                                    -                   -                     -                   (36.3)
                                                -----------           ---------           -----------           -----------
Net loss available to
     common shareholders                        $      (9.9)          $    (3.1)          $     (57.5)          $     (89.8)
                                                ===========           =========           ===========           ===========

Net income (loss) per basic and
  diluted common share data:
          Continuing operations                 $     (0.14)          $   (0.04)          $     (0.71)          $     (1.15)
          Discontinued operations                      0.02                -                     0.02                  0.12
          Change in acct. principle                     -                   -                     -                   (0.15)
                                                -----------           ---------           -----------           -----------
          Total                                 $     (0.12)          $   (0.04)          $     (0.69)          $     (1.18)
                                                ===========           =========           ===========           ===========

Basic and diluted shares outstanding                   83.6                83.6                  83.6                  76.3
                                                ===========           =========           ===========           ===========

                                COLLINS & AIKMAN
                      CONDENSED CONSOLIDATED BALANCE SHEETS

-------------------------------------------------------------------------------------------------------

                                                                      DECEMBER 31,         DECEMBER 31,
                                                                         2003                 2002
                                                                      -----------          -----------
                                                                      (UNAUDITED)
                                                                               (IN MILLIONS)
                                     ASSETS

Current assets:
     Cash and equivalents                                             $     13.2          $     81.3
     Accounts and other receivables, net                                   257.3               373.0
     Inventories                                                           169.4               171.6
     Other                                                                 216.0               177.4
                                                                      ----------          ----------
Total current assets                                                       655.9               803.3

Property, plant and equipment, net                                         825.9               737.8
Deferred tax assets                                                        178.1               165.0
Goodwill and other intangible assets, net                                1,430.0             1,350.8
Other assets                                                               101.3               100.2
                                                                      ----------          ----------
Total assets                                                          $  3,191.2          $  3,157.1
                                                                      ==========          ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Short-term borrowings                                            $     16.0          $     10.5
     Current maturities of long-term debt and lease obl.                    31.5                23.5
     Accounts payable                                                      638.9               595.5
     Accrued expenses                                                      238.9               299.9
                                                                      ----------          ----------
Total current liabilities                                                  925.3               929.4

Long-term debt and lease obligations                                     1,237.7             1,255.2
Mandatorily redeemable preferred stock of subsidiary                       161.2               123.9
Other, including pensions and post-retirement
     obligations                                                           423.4               438.4
Minority interest                                                            3.3                12.7

Stockholders' equity                                                       440.3               397.5
                                                                      ----------          ----------
Total liabilities and stockholders' equity                            $  3,191.2          $  3,157.1
                                                                      ==========          ==========

                                COLLINS & AIKMAN
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

------------------------------------------------------------------------------------------------------------------------

                                                               THREE MONTHS ENDED
                                                                                                       YEAR ENDED
                                                                  DECEMBER 31,                        DECEMBER 31,
                                                           ---------------------------        -----------------------------
                                                              2003           2002                 2003            2002
                                                           ------------   ------------        -------------   -------------
                                                                                   (IN MILLIONS)
Operating activities
     Net loss                                             $  (9.9)          $   (3.1)          $  (57.5)          $  (53.5)
     Depreciation and amortization                           39.0               32.2              140.2              117.0
     Changes in working capital                              41.5               20.2              (10.7)              51.2
     Other                                                   10.2                2.9               50.9               74.7
                                                          -------           --------           --------           --------

Net cash flow provided by operating activities
                                                             80.8               52.2              122.9              189.4

Investing activities
     Capital expenditures                                   (50.5)             (46.7)            (170.4)            (147.9)
     Sales of property, plant and equipment                   3.1               13.1               18.3               13.3
     Additional  investment in joint
          venture                                             -                 (3.3)                                 (5.9)
     Payments of acquisitions and related
          costs, net of cash acquired                         -                  -                (37.8)             (45.6)

Financing activities
     Net decrease in debt                                   (44.9)             (18.9)              (4.8)             (46.6)
     Repurchase of preferred stock                            -                  -                  -               (100.0)
     Net proceeds from issuance of
            common stock                                      -                 (0.3)               -                150.6

Effect of exchange rate changes on cash                       2.2                8.0                3.7                0.1
                                                          -------           --------           --------           --------

Increase (decrease) in cash and equivalents                  (9.3)               4.1              (68.1)               7.4

Cash and equivalents at beginning of period                  22.5               77.2               81.3               73.9
                                                          -------           --------           --------           --------

Cash and equivalents at end of period                     $  13.2           $   81.3           $   13.2           $   81.3
                                                          =======           ========           ========           ========

------------------------------------------------------------------------------------------------------------------------




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                                COLLINS & AIKMAN
               SUPPLEMENTAL DATA -- EBITDA RECONCILIATION SCHEDULE
                                   (unaudited)

------------------------------------------------------------------------------------------------------------------------

                                                        THREE MONTHS ENDED                       YEAR ENDED
                                                           DECEMBER 31,                           DECEMBER 31,
                                                    ---------------------------        -------------------------------
                                                       2003           2002                 2003              2002
                                                    ------------   ------------        -------------     -------------
                                                                              (IN MILLIONS)
Loss from continuing operations                       $ (11.5)          $  (3.1)          $  (59.1)          $  (51.3)
Income tax (benefit) expense                             (2.0)             (3.4)              (1.9)              17.5
Net interest expense                                     40.0              36.3              151.3              148.9
Loss on sale of receivables                               2.8               1.2                7.3                4.2
Interest from subsidiary preferred stock
     dividends and accretion                             10.1               8.4               37.3               38.4
Other income (expense), net                              (9.0)             (3.4)             (32.9)              10.0
                                                      -------           -------           --------           --------
Operating income                                      $  30.4           $  36.0           $  102.0           $  167.7
Depreciation and amortization                            39.0              32.2              140.2              117.0
                                                      -------           -------           --------           --------
EBITDA                                                $  69.4           $  68.2           $  242.2           $  284.7
                                                      =======           =======           ========           ========



Memo:

Restructuring charges                                 $  13.8           $   4.8           $   40.6           $   38.9
Impairment of long-lived assets                           7.3               9.3               28.4               18.0
                                                      -------           -------           --------           --------
Total restructuring and impairment charges            $  21.1           $  14.1           $   69.0           $   56.9
                                                      =======           =======           ========           ========

This supplemental data presented above is a reconciliation of a certain financial measure which is intended to facilitate analysis of Collins & Aikman Corporation's business and operating performance.


EBITDA is defined as operating income plus depreciation and amortization. The company believes that EBITDA is a meaningful measure of performance as it is commonly utilized in the industry to analyze operating performance. EBITDA should not be construed as income from operations, net income (loss) or cash flow from operating activities as determined by generally accepted accounting principles. Other companies may calculate EBITDA differently.